UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): April 26, 2010
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File	(IRS Employer
	Number)	Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 26, 2010, Terremark Worldwide, Inc., a Delaware corporation (“Terremark” or the “Company”), issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing the pricing of $50 million aggregate principal amount of 12.0% senior secured notes due 2017 (“Notes”) at an issue price of 112%, resulting in a yield to maturity of 9.25%. The Company expects the offering to close on April 28, 2010, subject to customary closing conditions.
     Terremark intends to use the proceeds from the offering for working capital and other general corporate purposes to support the growth of its business, which may include capital investments to build out facilities.
     The Notes will be issued in a private offering to qualified institutional buyers and certain non-U.S. persons in offshore transactions in accordance with Rule 144A and Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
     This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements relating to the Company’s business and its financing plans. Words such as “intends”, “planning” or “expects” are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. There is no assurance that the above offering will be completed or completed as described above. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.
     Additionally, the information contained in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any Notes or any other securities.
     In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 26, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: April 26, 2010	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 26, 2010